UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  May 19, 2014

CONEXUS CATTLE CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33714	98-0430746
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

242 West Main Street
Hendersonville, Tennessee	37075
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (888) 613-7164

Brazil  Gold Corp.
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Conexus Cattle Corp.

May 19, 2014

Item 3.02.

Unregistered Sales of Equity Securities.

On September 24, 2013, the Circuit Court in the Second Judicial District for Leon County, Florida entered an order approving the stipulation of the parties (the "Stipulation") in the matter of ASC Recap LLC v. Brazil Gold Corp., now known as Conexus Cattle Corp.  Under the terms of the Stipulation, we agreed to issue to ASC Recap, as settlement of certain liabilities owed by us in the aggregate amount of $298,602.10 (the "Claim Amount"), shares of common stock (the "Settlement Shares"), as well as a promissory note in the principal amount of the $50,000.00 maturing six months from the date of issuance, as a fee to ASC Recap (‘Fee Note”).  ASC Recap had purchased the liabilities from our creditors (both affiliated and non-affiliated) with a face amount of $298,602.10.  The total amount of liabilities, as reported by us in our quarterly report on Form 10-Q for the quarter ended March 31, 2014, was $1,656,755, inclusive of the $348,602.10 representing the Claim Amount and the Fee Note.

Pursuant to the Stipulation entered into by the parties, we agreed to issue to ASC Recap, in one or more tranches as necessary, that number of shares of common stock sufficient to generate net proceeds (less a discount of 25%) equal to the Claim Amount, as defined in the Stipulation.  The parties reasonably estimated that, should we issue Settlement Shares sufficient to satisfy the entire Claim Amount, the fair market value of such Settlement Shares and all other amounts to be received by ASC Recap would equal approximately $465,000.  Notwithstanding anything to the contrary in the Stipulation, the number of shares beneficially owned by ASC Recap may not exceed 9.99% of our outstanding shares of common stock at any one time.

  To date, we have issued the following Settlement Shares to ASC Recap:

Date	Number of Shares
May 19	14,322,000
May 28	19,611,000
June 5	26,237,000
June 12	34,987,000
June 20	44,371,000
July 8	57,154,000
July 16 Total	104,799,000 301,481,000

Based upon the reported closing trading prices of our common stock on the dates of sale, approximately $74,515.00 worth of liabilities have been satisfied pursuant to the Stipulation through the issuance of shares of our common stock.  As such, approximately $224,087.00 of the Claim Amount remains outstanding and payable by us to ASC Recap.

In connection with the issuance of the Settlement Shares, we may rely on the exemption from registration provided by Section 3(a)(10) under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONEXUS CATTLE CORP.

Date: August 8, 2014

By: /s/ Gerard Daignault

Gerard Daignault

Chief Financial Officer